UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  May 20, 2020
(Date of earliest event reported: May 15, 2020)
______________

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
______________

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive offices) ( Zip Code)
Registrant’s telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
    (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 1.01   Entry into a Material Definitive Agreement.
Amendment to Credit Agreement

On May 15, 2020, the Company and its subsidiary, entered into the Third Amendment to the Amended and Restated Credit Agreement by and among Haverty Furniture Companies, Inc. and Havertys Credit Services, Inc. as the Borrowers, and Truist Bank (successor by merger to SunTrust Bank) as the Issuing Bank and Administrative Agent (the “Third Amendment”) to permit the sale-leaseback transactions discussed below.

The foregoing description of the Third Amendment does not purport to be complete, and is qualified in its entirety by reference to the Third Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Sale-Leaseback Transaction

On May 18, 2020, Haverty Furniture Companies, Inc. (“Havertys” or the “Company”) completed the sale of three properties in Texas, Florida, and Virginia pursuant to a Purchase Agreement, dated as of May 18, 2020 (the “Purchase Agreement”) between the Company, as seller, and HF Coppell TX Landlord, LLC, HF Lakeland FL Landlord, LLC, and HF Colonial Heights VA Landlord, LLC, as buyers. The Coppell, Texas location has approximately 394,000 distribution square feet used to serve our western stores, 44,000 retail square feet, and 20,000 square feet of office space for call center and general management purposes. The Lakeland, Florida facility has approximately 335,000 distribution square feet, and the Colonial Heights, Virginia facility has approximately 129,000 distribution square feet.

The total purchase price for all three properties, excluding costs and taxes, is $70.0 million. Net proceeds from the sales will be used to strengthen the Company’s liquidity and support corporate initiatives.

The foregoing description of the Purchase Agreement does not comport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, filed as Exhibit 10.2  to this Current Report on Form 8-K, which is incorporated herein by reference.

The three properties were leased back to Havertys via 15-year operating lease agreements with four renewal options of five years each. The total annual rent for all three properties will start at $4,470,705 and will increase by 2% per year.  The Company is responsible for the operating costs for the properties including maintenance, insurance, and taxes.

The foregoing description of the lease agreements does not purport to be complete, and  is qualified in its entirety to the Lease Agreements for each property, filed as Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5 to this Current Report on Form 8-K , which is incorporated herein by reference.
Item  2.01   Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 above is incorporated by reference into this Item 2.01.
Item 2.02   Results of Operations and Financial Condition

On May 20, 2020, Havertys issued a press release regarding its results of operations for the quarter ended March 31, 2020, declaration of second quarter dividend, and the completion of the $70.0 million sale-leaseback transaction. A copy of the press release is furnished as Exhibit 99.1. The attached Exhibit 99.1 is not filed but is furnished to comply with Regulation FD. The information disclosed in this Item 2.02 Current Report on Form 8-K is not considered to be filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.07  Submission of Matters to a Vote of Security Holders.
(a)  On May 15, 2020, Havertys held its annual meeting of stockholders. In the election of directors, the holders of shares of Class A common stock and common stock vote as separate classes in accordance with the Company's Charter.  For all other matters, the holders of shares of common stock and Class A common stock vote together as a single class and holders of common stock are entitled to one vote for each share of stock and holders of Class A common stock are entitled to ten votes for each share of stock.  At the meeting of stockholders, a plurality of votes is required in the election of each class of directors and for all other matters’ approval requires an affirmative vote of a combined majority of the votes cast.

(b)  Represented at the meeting in person or by proxy were 1,189,795 shares of Class A common stock, or approximately 77.68% of eligible Class A common stock, and 16,241,375 shares of common stock, or approximately 94.49% of eligible common stock shares.

The final voting results for each proposal, each of which is described in greater detail in Havertys' definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2020, follow below:

Proposal 1:  Election of Class A common stock directors.

The holders of Class A common stock elected all six director nominees at the annual meeting to serve a one-year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

John T. Glover	461,852	1,260	726,683
Rawson Haverty, Jr.	463,052	60	726,683
Mylle H. Mangum	461,852	1,260	726,683
Vicki R. Palmer	463,052	60	726,683
Clarence H. Smith	461,852	1,260	726,683
Al Trujillo	463,052	60	726,683

Proposal 1:   Election of common stock directors.

The holders of common stock elected both director nominees at the annual meeting to serve a one-year term.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-Vote

L. Allison Dukes	14,747,775	265,457	1,228,143
G. Thomas Hough	14,993,715	19,517	1,228,143

Proposal 2:	Ratification of Grant Thornton LLP as our independent auditor:

The stockholders ratified the selection of Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2020.  The voting results were as follows:

	For	Against	Abstain	Broker Non-Vote
Ratification of Grant Thornton LLP	28,129,845	7,539	1,941	0

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.  The following exhibits are furnished as part of this Report:

10.1 Third Amendment to Amended and Restated Credit Agreement by and among Haverty Furniture Companies, Inc. and Havertys Credit Services, Inc., as Borrowers, and Truist Bank (successor by merger to SunTrust Bank) as the Issuing Bank and Administrative Agent.

10.2 Purchase Agreement, dated as of May 18, 2020 between Haverty Furniture Companies, Inc. (“Seller”), and HF Coppel TX Landlord, LLC, HF Lakeland FL Landlord, LLC and HF Colonial Heights VA Landlord, LLC (each a “Buyer” and collectively, the “Buyers”).

10.3 Lease Agreement dated May 18, 2020 between Haverty Furniture Companies, Inc. as Tenant and HF Coppel TX Landlord, LLC as Landlord.

10.4 Lease Agreement dated May 18, 2020 between Haverty Furniture Companies, Inc. as Tenant and HF Lakeland FL Landlord, LLC as Landlord.

10.5 Lease Agreement dated May 18, 2020 between Haverty Furniture Companies, Inc. as Tenant and HF Colonial Heights VA Landlord, LLC as Landlord.

99.1 Press Release dated May 20, 2020 issued by Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
May 20, 2020	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary